UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Corporate Property Associates 18 — Global Incorporated

(Exact name of registrant as specified in its charter)

Maryland	90-0885534
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates:   333- 185111                 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.001 per share
Class C Common Stock, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Incorporated by reference herein is the description of the registrant’s shares of Class A and Class C common stock, par value $0.001 per share, under the heading “Description of Shares” contained in the registrant’s registration statement on Form S-11 (File No. 333-185111) originally filed with the Securities and Exchange Commission on

November 21, 2012, as amended (the “Registration Statement”), including any form of prospectus contained therein filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.  Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Corporate Property Associates 18 — Global Incorporated

3.2

Bylaws of Corporate Property Associates 18 — Global Incorporated (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-11 (File No. 333-185111) filed on November 21, 2012)

4.1	Distribution Reinvestment and Stock Purchase Plan

4.2	Form of Notice to Stockholder

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Corporate Property Associates 18 — Global Incorporated

Date: June 10, 2013	By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer, President and Director